EXHIBIT 23.2


[BOULAY, HEUTMAKER, ZIBELL LOGO]




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference of our report dated March 28, 2008 on the balance sheets of American Church Mortgage Company as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity, and cash flows for the years then ended in Form S-11 Registration Statement of American Church Mortgage Company dated on or about October 29, 2008 and to the reference to our Firm under the caption "Experts" in the Prospectus included therein.



                                     /s/Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                     Certified Public Accountants



Minneapolis, Minnesota
October 29, 2008